EXHIBIT 21

                              LIST OF SUBSIDIARIES




                                                JURISDICTION        PERCENT
                                                     OF                OF
         NAME OF CORPORATION                    INCORPORATION       OWNERSHIP
------------------------------------------    -----------------   -------------

Winnebago Industries, Inc.                          Iowa             Parent
Winnebago International Corporation                 Iowa              100%
Winnebago Health Care Management Company            Iowa              100%
Winnebago Acceptance Corporation                    Iowa              100%
Winnebago R.V., Inc.                              Delaware            100%